Exhibit 1

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

FORM OF
DISTRIBUTION AGREEMENT

FORM OF
DISTRIBUTION AGREEMENT

          This DISTRIBUTION AGREEMENT (the “Distribution Agreement”), effective as of ______, 2007, is made by and among TIAA-CREF U.S. Real Estate Fund I, L.P., a Delaware limited partnership (the “Fund”), Teachers Advisors, Inc., a Delaware corporation (“TAI”), TIAA-CREF USREF I GP, LLC, a Delaware limited liability company (the “General Partner”), and TIAA-CREF Individual & Institutional Services, LLC (“Services”).

WITNESSETH:

          WHEREAS, the Fund is a closed-end fund formed as a Delaware limited partnership to invest primarily in a diversified portfolio of high quality, core real estate and real estate related assets;

          WHEREAS, the General Partner is a Delaware limited liability company with overall responsibility for the Fund’s affairs;

          WHEREAS, TAI is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), that has agreed to render investment advisory services pursuant to an asset management agreement (the “Asset Management Agreement”) and will receive certain fees and reimbursements for such services, including an asset management fee (the “Asset Management Fee”);

          WHEREAS, Services is a Delaware limited liability company engaged in the business of distributing various securities products, and is registered with the Commission as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”), and is a member of the National Association of Securities Dealers, Inc. (“NASD”);

          WHEREAS, the General Partner, Services and TAI are affiliated with each other; and

          WHEREAS, the Fund and the General Partner desire to retain Services to distribute limited partnership interests (the “LP Interests”) in the Fund, and Services is willing to act as distributor in the manner and on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund, the General Partner, TAI and Services hereby agree as follows:

          1. Representations and Warranties of the Fund.

          The Fund represents and warrants to Services that:

          1.1 A registration statement with respect to the Fund has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC” or the “Commission”) promulgated thereunder, covering the LP Interests. Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on March 15, 2007. Copies of such registration statement and each amendment thereto have been or will be delivered to Services. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement and at the effective date of any post-effective amendment thereto, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Prospectus first filed by the Fund pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus included in the Registration Statement at its initial effective date or if the Prospectus is amended by the Fund with a sticker supplement or supplements thereto at any time during the offering of LP Interests, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b) or as so supplemented.)

          1.2 The Fund has been duly and validly organized and formed as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware with the power and authority to conducts its business as described in the Prospectus and under the Amended and Restated Limited Partnership Agreement of the Fund (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”).

          1.3 The Registration Statement and the Prospectus comply with the Securities Act and the applicable Rules and Regulations and do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus based upon information furnished by Services in writing to the Fund specifically for inclusion therein.

          1.4 The Fund intends to use the contributions from the capital commitments of the limited partners received from the sale of the LP Interests as set forth in the Prospectus.

          1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Distribution Agreement or the issuance and sale by the Fund of the LP Interests, except such as may be required under the Securities Act or applicable state securities laws.

          1.6 There are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund, the General Partner or TAI, at law or in equity or before or by any federal or state commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund.

          1.7 The execution and delivery of this Distribution Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Distribution Agreement by the Fund will not conflict with our constitute a default under the Partnership Agreement or any other agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction of the Fund, except to the extent that the enforceability of the indemnity provisions contained in Section 7 of this Distribution Agreement may be limited under applicable law or public policy.

          1.8 The Fund has the legal right, power and authority to enter into this Distribution Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 7 of this Distribution Agreement may be limited under applicable law or public policy.

          1.9 At the time of the issuance of the LP Interests, the LP Interests will have been duly authorized and validly issued, will conform to the description thereof contained in the Prospectus in all material respects, and upon payment of the capital contributions pursuant to the capital commitments therefor in accordance with the Partnership Agreement and subscription agreements substantially in the form of Exhibit B to the Prospectus (the “Subscription Agreements”), will be fully paid and nonassessable and subject to the requirement that the limited partners do not participate in the management or control of the business of the Fund.

          1.10 The respective financial statements contained in the Registration Statement and the Prospectus fairly present, in all material respects, the financial condition of the Fund and the General Partner and as of the dates therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied; and the accountants who have certified certain of such financial statements are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

          2. Covenants of the Fund.

          The Fund covenants and agrees with Services that:

          2.1 It will, at no expense to Services, furnish Services with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as Services may reasonably request. It will similarly furnish to Services and others designated by Services as many copies as Services may reasonably request in connection with the offering of the LP Interests of: (a) the Prospectus in preliminary and final form and every form of supplemented or amended Prospectus; (b) this Distribution Agreement; and (c) any printed sales literature or other materials (provided that the use of such sales literature and other materials has been first approved for use by the Fund and all appropriate regulatory agencies).

          2.2 It will furnish such information and execute and file such documents as may be necessary for the Fund to register or qualify the LP Interests for offer and sale under the securities laws of such jurisdictions as Services may reasonably designate and will make and file in each year such statements and reports as may be required in connection therewith. The Fund will furnish to Services, at its request, a copy of such papers filed by the Fund in connection with any such registration or qualification.

          2.3 It will: (a) use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to Services; (c) file in a timely manner every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC or any jurisdiction shall issue any stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the LP interests for sale in any jurisdiction, the Fund will promptly notify Services of such event, and all material circumstances surrounding such event, and will use its reasonable best efforts to obtain the lifting of such order or suspension at the earliest possible time.

          2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Fund or Services, the Prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the Fund will promptly notify Services thereof and will effect, as promptly as practicable, the preparation and filing of an amendment or supplement to the Prospectus that will correct such statement or omission and comply with the requirements of Section 10 of the Securities Act and the Rules and Regulations. Following the filing of any such amendment or supplement, the Fund will promptly notify Services.

          2.5 The Fund will be duly qualified to do business as a foreign limited partnership in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, in which the failure to qualify would have a material adverse affect on the Fund or its business.

          3. Appointment of Services; Representations and Obligations.

          3.1 The Fund hereby appoints Services as its agent and principal distributor for the purpose of selling up to a maximum of 300,000 LP Interests, either directly to the public or through Dealers, all of whom shall be members of NASD, Inc. (the “NASD”), in each case at the public offering price and subject to the other terms and conditions set forth in the Prospectus. Services hereby accepts such agency and distributorship and agrees to use its best efforts to sell the LP Interests on such terms and conditions. Services represents and warrants that it is a member in good standing of the NASD and that it and its representatives and employees have all required licenses and registrations to act under this Distribution Agreement and, for the duration of the offering of LP Interests, will cause it and all such representatives and employees to maintain such licenses and registrations in full force and effect.

          3.2 To the extent necessary to offer and sell the LP Interests, Services shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction in which such LP Interests may lawfully be sold and in which Services is licensed or otherwise authorized to sell the LP Interests. Services shall be responsible for the training, supervision and control of its employees and registered representatives for the purpose of the NASD Rules of Fair Practice and federal and state securities law requirements applicable in connection with the offering and sale of the LP Interests. In this connection, Services shall retain written supervisory procedures in compliance with Conduct Rule 3010 of the NASD Rules of Fair Practice.

          3.3 Services represents and warrants to the Fund, the General Partner, each person that signs the Registration Statement and each person, if any, who controls the Fund or the General partner within the meaning of Section 15 of the Securities Act that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Fund by Services in writing expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          3.4 Promptly after the initial effective date of the Registration Statement, Services shall commence the offering of the LP Interests to the public in jurisdictions in which the LP Interests are registered or qualified for sale or in which such offering is otherwise permitted. Services will suspend or terminate offering of the LP Interests upon request of the Fund, at any time and will resume the offering the LP Interests upon subsequent request of the Fund.

          3.5 Services represents and warrants that it will not use any sales literature not authorized and approved by the Fund or show or give to any investor or prospective investor any materials designated as “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of LP Interests to members of the public.

          3.6 Services represents and warrants that it will not represent or imply that the escrow agent, as identified in the Registration Statement (the “Escrow Agent”), has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the LP Interests or the Fund, nor will Services use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the LP Interests other than by acknowledgment that it has agreed to serve as escrow agent.

          3.7 Services agrees to offer the LP Interests for sale in accordance with: (i) the then-current Registration Statement and Prospectus; (ii) the Subscription Agreement; and (iii) the Partnership Agreement (together, the “Offering Documents”). The Fund shall furnish Services with such number of copies of the Offering Documents which Services reasonably requests for use in connection with the distribution of the LP Interests.

          3.8 Services shall determine whether the LP Interests are suitable investments for any particular prospective investor in accordance with Services’ obligations under NASD rules and any other applicable laws and regulations. Services will offer LP Interests only to prospective investors who meet the financial qualifications set forth in the Offering Documents. Services will only make offers to persons in the states in which it is advised in writing that the LP Interests are registered or qualified for sale or that such registration or qualification is not required. In offering LP Interests, Services will comply with all applicable rules and regulations relating to suitability of investors set forth in the Offering Documents and under NASD rules.

          Notwithstanding with the aforementioned, and for the avoidance of any doubt, the General Partner reserves the right to reject any prospective investor, regardless of any determination of such prospective investor’s suitability.

          4. Books and Records.

          4.1 Services shall cause to be maintained and preserved all books of account and related financial records as are required by the Exchange Act, the NASD, and any other applicable laws and regulations. All the books and records maintained by Services, or by any person on behalf of Services, in connection with the offer and sale of the LP Interests shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the Exchange Act or the corresponding provisions of any future federal securities laws or regulations. All such books and records shall be and remain the property Services. Such books and records shall be at all times subject to inspection by the Commission in accordance with Section 17(a) of the Exchange Act.

          4.2 Services shall have the responsibility for maintaining the records of its sales representatives licensed, registered and otherwise qualified to sell the LP Interests.

          5. Reports.

          The Fund shall furnish Services with such reports relating to the offer and sale of the LP Interests as Services may reasonably request for the purpose of meeting reporting and record keeping requirements under the laws of any applicable states or jurisdictions.

          6. Payment for Distribution.

          TAI shall bear all costs associated with Services’ distribution of the LP Interests. Moreover, TAI shall pay Services (as a re-allowance of a portion of the Asset Management Fee pursuant to the Asset Management Agreement) such fees as both parties mutually determine to be fair and reasonable for the services provided under this Distribution Agreement, provided that TAI shall not be obligated to pay an aggregate amount of such costs and fees in excess of $1 million.

          7. Indemnification

          7.1 The Fund, the General Partner and TAI will, jointly and severally, indemnify and hold harmless Services and each person, if any, who controls Services within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, to which any such parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Documents; or (ii) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of registering or qualifying any of the LP Interests for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement or the Prospectus or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Fund will reimburse Services and each such controlling person, for any legal or other expenses reasonably incurred by such Services and each such controlling person, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Fund, the General Partner and TAI will not be liable to Services (or any such controlling person) in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished, to the Fund by Services specifically for use in the preparation of the Registration Statement (including any such post-effective amendment thereof) or any such Blue Sky Application; and further provided that the

Fund, the General Partner and TAI will not be liable in any such case if it is determined that Services was at fault in connection with the loss, claim, damage, liability or action.

          7.2     (a) The Fund shall not be required to provide the indemnity or hold harmless unless: (i) the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Fund; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Fund; (iii) the loss, claim, damage or liability was not the result of negligence or misconduct on the part of the party seeking indemnification; and (iv) any loss, claim, damage or liability is recoverable only out of the assets of the Fund and not from the personal assets of its limited partners (other than amounts committed to be contributed to the Fund).

                    (b) In no case shall the Fund, the General Partner or TAI be liable under Section 7.1 with respect to any loss, claim, damage or liability unless the Fund, the General Partner or TAI, as the case may be, shall have been notified in writing by the party seeking indemnity within a reasonable time after the assertion thereof; provided that the failure to so notify the Fund, the General Partner and/or TAI shall not relieve any of them from any liability unless the failure to notify materially prejudices its or their defense of the claim. The Fund, the General Partner and/or TAI shall be entitled to participate, at its or their own expense, in the defense of, or if it or they so elect within a reasonable time after receipt of such notice, to assume with counsel chosen by it or them and reasonably acceptable to the party seeking indemnification, any claim or suit for which such party seeks indemnification hereunder.

                    (c) If the Fund, the General Partner and/or TAI elects to assume the defense of any such suit and retains counsel, none of them shall be liable for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless: (i) the employment of such counsel by the Fund, the General Partner or TAI has been authorized by it or them; (ii) the Fund, the General Partner and TAI shall not in fact have employed counsel to assume the defense of such action; or (iii) the party seeking indemnification reasonably believes that it has defenses different from, or additional to, those available to the Fund, the General Partner and TAI and promptly so advises each of them. In the event that any of clause (i), (ii) or (iii) of this Section 7.2(c) are applicable, the fees and expenses of such party seeking indemnification shall be borne by the Fund, the General Partner or TAI. Notwithstanding anything herein to the contrary, in no event shall the Fund, the General Partner and TAI be liable for the fees and expenses of more than one law firm for all parties seeking indemnification hereunder.

                    (d) The Fund may advance amounts: (a) to a party seeking indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more parties seeking indemnification for or on behalf of the Fund; (B) the legal action is initiated by a third party who is not a limited partner of the Fund and a court of competent jurisdiction specifically approves advancement; and (C) the party or parties receiving the advances undertake to repay the advanced funds to the Fund if indemnity is later found not to be proper; (ii) the Fund’s obligations under this Section 7 are further limited in that the Fund shall not be liable for loss, claim, damage or liability related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved such indemnification; (B) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position respecting the availability or propriety of indemnification for securities law violations of the Commission and of the positions of each state securities regulatory authority in which the plaintiffs in the proceeding allege that securities of the Fund were offered and sold.

          7.3 Services will indemnify and hold harmless the Fund, the General Partner, each person that has signed the Registration Statement and each person, if any, who controls the Fund or the General Partner within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of such parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or the Prospectus, or (ii) any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement or the Prospectus or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund or the General Partner by or on behalf of Services specifically for use with reference to Services in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application, or (c) any unauthorized use of sales materials or use of unauthorized verbal representations by Services in connection with the offer or sale of LP Interests. Services will reimburse the Fund, the General Partner and any such other parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity will be in addition to any liability which Services may otherwise have.

          8. Survival of Provisions.

          The respective agreements, representations and warranties of the Fund and Services set forth in this Distribution Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Distribution Agreement, (b) any investigation made by or on behalf of Services or any person controlling Services or by or on behalf of the Fund, the General Partner, TAI, their respective partners and members or any person controlling the Fund or the General Partner, and (c) the acceptance of any subscription for the LP Interests.

          9. Non-Exclusivity; Authorized Representations.

          9.1 The services to be provided by Services hereunder are not to be deemed exclusive, and Services is free to act as distributor of other products.

          9.2 Services shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the General Partner in any way or otherwise be deemed an agent of the Fund or the General Partner other than in furtherance of its duties and responsibilities as set forth in this Distribution Agreement.

          9.3 Services is not authorized to give on behalf of the Fund, the General Partner or TAI any information or to make any representations in connection with the sale of the LP Interests other than the information and representations contained in the Offering Documents, or contained in investor reports or other material that may be prepared by the Fund or the General Partner for Services’ use. This shall not be construed to prevent Services from preparing and distributing sales literature or other material as it may deem appropriate and as allowed by applicable law or regulation, provided that any such material (i) has been approved for use by the Fund, and (ii) has been filed with and approved for use by the Commission, the NASD and any other applicable governmental agency, and provided further, that in no event shall any such material designated for “broker-dealer use only” (or otherwise designated that it is not to be given or otherwise provided to the general public) be provided to any member of the general public in connection with an offer or sale of Units.

          10. Regulation.

          10.1 This Distribution Agreement shall be subject to the provisions of the Securities Act, the Exchange Act, the Advisers Act, the rules, regulation, and rulings thereunder, and of the NASD, as in effect from time to time, including such exemptions and other relief as the Commission, its staff, or the NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

          10.2 Services shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of the Fund, the General Partner or TAI any information, reports or other material which any such body by reason of this Distribution Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, Services shall furnish the Commission and/or any other applicable regulatory agency with any information or reports which the Commission and/or other regulatory agency may request in order to ascertain whether the operations of the Fund, the General Partner or TAI are being conducted in a manner consistent with applicable laws or regulations.

          10.3 The Fund, the General Partner and TAI shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of Services, any information, reports or other material which any such body by reason of this Distribution Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, the Fund, the General Partner and TAI shall furnish the Commission and/or any other applicable regulatory agency with any information or reports which the Commission and/or other regulatory agency may request in order to ascertain whether the operations of Services are being conducted in a manner consistent with applicable laws or regulations.

          11. Investigation and Proceedings.

          11.1 The Fund, the General Partner, TAI and Services agree to cooperate fully in any regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding with respect to the Fund, the General Partner, TAI or Services, their respective affiliates and representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with the LP Interests distributed under this Distribution Agreement.

          11.2 In the case of a customer complaint, the Fund, the General Partner and Services will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

          12. Duration and Termination of the Agreement.

          12.1 This Distribution Agreement shall become effective as of the date first written above.

          12.2 This Distribution Agreement shall continue indefinitely unless otherwise terminated by any party upon thirty days written notice to the other. Any such written termination shall be without prejudice to any rights or obligations of a party arising or accruing hereunder prior to such termination. This Distribution Agreement shall automatically terminate in the event of an attempted assignment hereof. Notwithstanding the foregoing, this Distribution Agreement shall automatically terminate upon the termination of the public offering of the LP Interests.

          13. Further Actions.

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

          14. Governing Law.

          The provisions of this Distribution Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, as at the time in effect, and the applicable provisions of the Advisers Act and rules thereunder or other federal laws and regulations that may be applicable. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Advisers Act and rules thereunder or other federal laws and regulations which may be applicable, the latter shall control.

          15. Counterparts.

          This Distribution Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

          16. Notices.

          All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

(a)	If to TAI -

730 Third Avenue

New York, New York 10017-3206

Attention:

(b)	If to Services -

730 Third Avenue

New York, New York 10017-3206

Attention:

(c)	If to the Fund or the General Partner -

730 Third Avenue

New York, New York 10017-3206

Attention:

          or to such other address as the Fund, the General Partner, TAI or Services shall designate by written notice to the other.

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          IN WITNESS WHEREOF, the Fund, the General Partner, TAI and Services have caused this Distribution Agreement to be executed in their names and on their behalf by and through their duly authorized representatives effective as of the day and year first above written.

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

By: TIAA-CREF USREF I, LLC, it general partner

By:

Name:
Title:

TIAA-CREF USREF I GP, LLC

By:

Name:
Title:

TEACHERS ADVISORS, INC.

By:

Name:
Title:

TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES, LLC

By:

Name:
Title: